Exhibit 99.1

Employment Agreement dated as of January 1, 2002, between WRC Media Inc. and Ralph D. Caulo.

This Restated and Revised EMPLOYMENT AGREEMENT (“Agreement") is made and entered into as of the 1st day of January, 2002, between WRC MEDIA INC., a Delaware corporation (the "Company"), and RALPH D. CAULO, an individual resident of the State of Florida (the "Executive").

WHEREAS. the Company wishes to continue to employ Executive, and Executive wishes to accept such employment, on the following terms and Conditions, effective as of the date set forth above.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

SECTION 1. Employment. The Company hereby employs Executive and Executive accepts employment by the Company, on the terms and Conditions contained in this Agreement.

SECTION 2. Term. The employment of Executive pursuant hereto shall commence on January 1, 2002 and shall remain in effect until December 31, 2004, and shall be renewed automatically thereafter for successive one year terms, unless terminated by Executive upon 90 days prior written notice to the Company or by the Company upon 90 days prior written notice to Executive. The period of time between January 1, 2002 and the termination of this Agreement pursuant to its terms is herein referred to as the "Term".

SECTION 3. Duties and Extent of Service. Executive shall serve the Company as Vice Chairman or in such other position as may be mutually agreed upon by Executive and the Company and shall perform such services and duties for the Company as are customarily performed by an executive in Executive's position at a business such as the Company's business as the Board of Directors of the Company (the "Board of Directors") may assign or delegate to him from time to time as provided in the By-laws of the Company. Executive shall devote his full business knowledge, skill, time and effort exclusively to the performance of his duties for the Company and the promotion of its interests. Executive's duties hereunder shall be performed at such place or places as the interests, needs, businesses or opportunities of the Company shall require. Executive shall report to the Board of Directors of the Company.

SECTION 4. Base Salary. Commencing January 1, 2002 Executive shall be paid a base salary (the "Base Salary") at a rate of $390,000 per annum (the "Base Salary"), in accordance with the Company’s payroll practices. The Base Salary shall not be reviewed for increase until December 31, 2003 and shall thereafter be annually reviewed.

SECTION 5. Bonuses. Executive shall receive an annual bonus ("Bonus"), based on the achievement of specific objectives to be established by the Board of Directors on an annual basis in connection with the development of the Company's annual operating budget for earnings before interest, depreciation, taxes and amortization and after deductions for any bonus payments payable by the Company (“Bonus EBIDTA”). For achievement of the following percentages of budgeted Bonus EBITDA the corresponding Bonus will be paid to Executive:

95%	$ 50,000
100%	$ 75,000
105%	$100,000
110%	$125,000
115%	$150,000
120%	$175,000
125%	$200,000
130%	$225,000
135%	$250,000
140%	$275,000

For each year of the Term, Bonus EBIDTA will be computed according to the budget of the Company adopted by the Board of Directors on or before March 31 or, in the event no budget is so approved, the prior year budget; provided that the March 31 approval date shall be equitably extended if management of the Company has not delivered to the Board of Directors on or before January 30 a good faith proposed budget for the relevant fiscal year. Payment dates shall be determined by the Board of Directors but will in no event occur later than 30 days after delivery to the Board of Directors of audited financial statements for the relevant fiscal year of the Company.

In the event the fiscal year of the Company is changed to other than a calendar year basis, a pro-rated Bonus opportunity will be made available to Executive, the terms and conditions of which (including applicable Bonus EBITDA for the stub period applicable to the pro rated Bonus) shall be determined in good faith by the Board of Directors in a manner reasonably consistent with the Bonus in effect for the fiscal year in which such change is made.

In the event of a sale or disposition of any business unit of the Company (including subsidiaries and their subsidiaries, or discrete business operations owned by them), budgeted Bonus EBITDA shall be adjusted by reducing the Bonus EBITDA by an amount equal to the anticipated EBITDA for the remainder of the then-current year attributable in the budget for the then-current year to the operations of the disposed-of unit.

SECTION 6. Fringe Benefits. Executive shall be entitled to participate, to the extent eligible, in such medical, dental, disability, life insurance, deferred compensation and other benefit plans (such as pension and profit sharing plans) as the Company shall maintain for the benefit of employees generally, on the terms and subject to the Conditions set forth in such plans. Executive shall accrue vacation in accordance with the Company’s applicable policy.

SECTION 7. Expenses. The Company shall reimburse Executive promptly for all reasonable expenses incurred by Executive in accordance with the Company's budget and policy in connection with his duties and responsibilities hereunder, including, without limitation, expenses associated with any relocation requested by the Company.

SECTION 8. [Intentionally Omitted]

SECTION 9. Stock Options.
(a)  Grant. In addition to any other stock option grant made or to be made to Executive by the Company, the Company shall grant Executive a nonqualified option to purchase 40,000 shares of Common Stock at an exercise price of $40.00 per share. Such option shall vest 33.3% on December 31, 2002, 33.3% on December 31, 2003 and the final 33.4% on December 31, 2004 ; provided that such option shall vest immediately upon a Change of Control (as defined below); and provided further that such option shall terminate in its entirety in the event that Executive's employment hereunder is terminated by the Company for "Good Cause" (as defined in Section 13) and Executive shall have no rights with respect to any portion thereof, whether or not vested. If Executive's employment hereunder is terminated by the Company for any reason other than "Good Cause" or by Executive for any reason then the foregoing vesting schedule shall apply.

If a Change of Control (as defined below) occurs, the option shall be deemed to have fully vested as of the date of such Change of Control. "Change of Control" shall mean the acquisition of direct or indirect Control (as defined below) of the Company by any Person (other than EAC III L.L.C. (“EAC III”), SGC Partners II LLC (“SGC”) or any of their Affiliates (as defined below) or group other than any group including EAC III or SGC or any of their Affiliates. "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person. For purposes of this Section 9(a), "Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Person” means any individual, corporation, partnership, trust, association, limited liability company, joint venture, joint-stock company or any other entity or organization, including a government or governmental agency. A consummated private sale of 50% or more of the common stock of the Company (including any rights to convert securities to the common stock of the Company, whether or not such right is exercised) in a single transaction or in a series of related transactions, in each case, with any Person or their Affiliates shall presumptively constitute a Change of Control.

(b)  [reserved]

(c)  Exercise of Stock Options. The Executive may exercise the vested portion of options granted pursuant to Sections 9(a) by notifying the Company of the number of shares of Common Stock to be purchased under such option and delivering with such notice an amount equal to the aggregate exercise price for such number of shares in cash. Notwithstanding the foregoing, Executive may notify the Company that Executive desires to make a cashless exercise of such option with respect to a specified number of shares of Common Stock, in which case such option shall be deemed exercised with respect to such specified number of shares but Executive shall only be entitled to receive a number of shares of Common Stock equal to the product of (A) such specified number multiplied by (B) the quotient of (1) the aggregate Fair Market Value of such specified number of shares of Common Stock (determined as of the date the Company receives such notice in accordance with Section 14(b) minus the aggregate exercise price for such specified number of shares divided by (2) such aggregate Fair Market Value. Delivery of shares with respect to any exercise shall take place within 10 days of exercise.

(d)  Transfer, Adjustment of Stock Options. The options granted hereby shall not be transferable or assignable by Executive, otherwise than by will or the laws of descent and distribution, and no such option shall be subject to execution, attachment or other similar process. In no event shall any such option be exercisable on or after the tenth anniversary of the date hereof In the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or other changes in capitalization occurring after the date of this Agreement, the number of shares and exercise price under such option shall be equitably adjusted by the Board of Directors of the Company. Any amount payable under such option shall be subject to applicable withholding taxes.

(e)  Tag-Along Rights. If EAC III, SGC and their Affiliates (the "Sellers") desire to transfer in excess of 10% of their shares of Common Stock to a prospective transferee (or transferees) other than (A) in connection with a public offering of the Common Stock (a "Permitted Transfer") or (B) to EAC III, SGC or their Affiliates (a "Permitted Transferee"), and, after giving effect to such transfer, the Sellers shall have transferred in excess of 75% of their aggregate shares of Common Stock to a transferee (or transferees) other than in connection with a Permitted Transfer or to Permitted Transferees, the Sellers shall, as a condition to such transfer, (i) provide a notice to Executive in writing (a "Tag-Along Notice") of the material terms of the proposed transfer at least 15 days prior to such transfer and (ii) permit Executive (or cause Executive to be permitted) to sell (either to the prospective transferee or to another financially reputable transferee reasonably acceptable to Executive) the same portion of his respective shares of Common Stock (including such shares issuable pursuant to any option) (the “Shares”) as that transferred by the Sellers in the aggregate to transferees other than Permitted Transferees or in Permitted Transfers (after giving effect to such proposed transfer) on the same terms and conditions, subject to the same agreements and at the same price as the proposed sale by the Sellers (less any option exercise price), which sale shall take place on the date the Sellers' shares of Common Stock (or such portion) are transferred to such transferee (or transferees). Executive shall have five days from the date of receipt of a Tag-Along Notice to exercise his right to sell pursuant to clause (ii) above by delivering written notice to the Sellers of his intent to exercise such right. Executive's right to sell pursuant to clause (ii) above shall terminate if not exercised within such five-day period. If Executive elects to exercise his right to sell pursuant to clause (ii), Executive shall share, on a pro rata basis, the legal, investment banking and other expenses of the Sellers incurred in connection with such transfer.

(f)  Drag-Along Rights.  If at any time the Sellers desire to transfer all (or any portion in excess of 50%) of their shares of Common Stock to any person or entity that is not considered a Permitted Transferee under Section 9(e), above (a "Third Party Purchaser"), the Sellers shall have the right to require that Executive transfer the same portion of his respective Shares to such Third Party Purchaser(s) on the same terms and conditions, subject to the same agreements and at the same price as the sale by the Sellers. The Sellers shall provide a notice to Executive in writing (a "Drag-Along Notice") of such sale at least 10 days prior to such transfer, and the Drag-Along Notice shall identify such Third Party Purchaser(s), all material terms of the sale and the date of closing. Upon the closing of any sale by the Sellers of all (or such portion) of its shares of Common Stock as described in a Drag-Along Notice, such Third Party Purchaser(s) shall pay to Executive the consideration payable to Executive in connection with such sale of all (or such portion) of his Shares to such Third Party Purchaser(s), net of any option exercise price and Executive's proportionate share of the legal, investment banking and other expenses of the Sellers incurred in connection with such sale, and the Executive's Shares (or such portion) shall be deemed transferred to such Third Party Purchaser(s).

SECTION 10. Registration Rights. Beginning no earlier than 180 days after the consummation of a public offering of Common Stock, the Company shall grant to the management of the Company the right to require the Company to register for re-sale under applicable federal securities laws shares of Common Stock held by Executive (the “Registration Right”); provided that (i) the Registration Right may be exercised only once by the management of the Company, (ii) the Registration Right shall be exercised on behalf of all members of management by the Chief Executive Officer of the Company, and (iii) the Registration Right may not be exercised at any time or during any period the Company or lead underwriter to the Company determines in good faith that such exercise would adversely affect a public offering of Common Stock that the Company is in good faith considering. The terms and conditions of the Registration Right (including, without limitation, the number of shares of Common Stock that may be registered) shall be customary for the private equity industry.

SECTION 11. Noncompete and Nonsolicitation. During the Term, and for eighteen months thereafter, Executive shall not directly or indirectly (other than as an employee of or consultant to the Company or an affiliate of the Company):

(a) engage in activities or businesses within the United States which are substantially in competition with the Company (“Competitive Activities"), including (i) selling goods or services of the type sold by the Company or any of its subsidiaries; (ii) soliciting or attempting to solicit any customer or client or prospective customer or client of the Company (or any of its subsidiaries) including, without limitation, actively sought prospective customers or clients, to purchase any goods or services of the type sold by the Company or any of its subsidiaries from anyone other than the Company or any of its subsidiaries; and (iii) assisting any person in any way to do, or attempt to do, anything prohibited by (i) or (ii) above;

(b) perform any action, activity or course of conduct which is substantially detrimental to the business or business reputation of the Company or any of its subsidiaries ("Detrimental Activities"), including (i) soliciting, recruiting or hiring any employees of the Company or persons who have worked for Ripplewood Holdings L.L.C. ("Ripplewood"), the Company or any of their respective affiliates; (ii) soliciting or encouraging any employee of Ripplewood, the Company or any of their respective affiliates to leave the employment of

Ripplewood, the Company or any of their respective affiliates; (iii) intentionally interfering with the relationship of Ripplewood, the Company or any of their affiliates with any person or entity who or which is employed by or otherwise engaged to perform services for Ripplewood, the Company or any such affiliate; and (iv) disclosing or furnishing to anyone any confidential information relating to Ripplewood, the Company or any of their respective affiliates or otherwise using such confidential information for its own benefit or the benefit of any other person; or

(c) establish in the United States any new business which engages in Competitive Activities.

Notwithstanding anything to the contrary contained in this Agreement, the foregoing covenant shall not be deemed breached as a result of the ownership by Executive of: (i) less than an aggregate of 5% of any class of stock of a person engaged, directly or indirectly, in Competitive Activities; provided, however, that such stock is listed on a national securities exchange or is quoted on the National Market System of NASDAQ; (ii) less than an aggregate of 10% in value of any instrument of indebtedness of a person engaged, directly or indirectly, in Competitive Activities; or ( iii) stock or other debt or equity interests in the Company, or the participation by Executive in the activities and business conducted by the Company or any of its subsidiaries; provided, however, that, for the lesser of a period of eighteen months from the date hereof or so long as Executive owns stock or other debt or equity interests in the Company or participates in the activities or business conducted by the Company or any of its subsidiaries, Executive shall not engage in any Competitive Activities except to the extent Executive engaged in such Competitive Activities as of November 17, 1999.

If a judicial determination is made that any of the provisions of this Section 11 constitutes an unreasonable or otherwise unenforceable restriction against Executive, the provisions of this Section 11 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. Moreover, notwithstanding the fact that any provisions of this Section 11 is determined not to be specifically enforceable, the Company shall nevertheless be entitled to recover monetary damages as a result of Executive's breach of such provision.

Executive agrees that the provisions of this Section 11 are reasonable and properly required for the adequate protection of the business and the goodwill of the Company.

SECTION 12. Nondisclosure. The parties hereto agree that during the course of his employment by the Company, Executive will have access to, and will gain knowledge with respect to, the Company's Confidential Information (as defined below). The parties acknowledge that unauthorized disclosure or misuse of such Confidential Information would cause irreparable damage to the Company and its subsidiaries. Accordingly Executive agrees to the nondisclosure covenants in this Section 12. Executive represents that his experience and capabilities are such that the provisions of Section 11 and this Section 12 will not prevent him from earning his livelihood. Executive agrees that he shall not (except as may be required by law), without the prior written consent of the Company during his employment with the Company under this Agreement, and any extension or renewal hereof, and thereafter for so long as it remains

Confidential Information, use or disclose, or knowingly permit any unauthorized person to use, disclose or gain access to, any Confidential Information; provided, however, that Executive may disclose Confidential Information to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties under this Agreement. Upon termination of this Agreement for any reason, Executive shall return to the Company the original and all copies of all documents and correspondence in his possession relating to the business of the Company or any of its affiliates, including but not limited to all Confidential Information, and shall not be entitled to any lien or right of retention in respect thereof.

For purposes of this Agreement, "Confidential Information" shall mean all business information (whether or not in written form) which relates to the Company, any of its affiliates or their respective businesses or products and which is not known to the public generally, including but not limited to technical information or reports; trade secrets; unwritten knowledge and "know-how"; operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents, and product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists. Confidential Information shall not include such information known to Executive prior to his involvement with Ripplewood.

SECTION 13. Severance.
(a) If Executive's employment hereunder is terminated (1) upon a breach by the Company of this Agreement; (2) by the Company for any reason other than for "Good Cause" (as defined below) including a refusal to renew the Agreement by the Company, or (3) by the Company as a result of the occurrence of the death or total disability of Executive (total disability meaning the failure of Executive to perform his normal required services hereunder for a period of three consecutive months during the term hereof by reason of Executive's mental or physical disability, as determined by an independent physician reasonably satisfactory to Executive and the Company) the Company shall pay to Executive as severance pay lump sum cash payments totaling the amount (in each case prorated for any portion of a year less than a full year) of his (i) Base Salary and (ii) Guaranteed Bonus for a Payment Period which is the longer of (x) the balance of the Term of this agreement and (y) eighteen months and (if applicable) (iii) the Supplemental Payment described in sub-paragraph (c) below. Payment of the Base Salary and Guaranteed Bonus components of such severance pay will be made within thirty (30) days of such termination.

(b) Executive shall have the option of receiving the Base Salary and Guaranteed Bonus components of severance pay specified in the preceding sub-paragraph in the form of equal continuation payments for 18 months (the "Severance Period"). In the event that Executive elects to receive severance pay in the form of continuation payments, Executive shall continue to receive medical, dental and vision coverage for the Severance Period, subject to Executive’s payment of the costs of such benefits to the extent such benefits are paid for by active employees. For purposes of this Agreement, termination for "Good Cause" shall exist upon the occurrence of any of the following: (i) Executive is convicted of, pleads guilty to, confesses to, or enters a plea of nolo contendere to, any felony or any crime that involves moral turpitude or any act of fraud, misappropriation or embezzlement; (ii) Executive has wilfully engaged in a fraudulent act to the damage or prejudice of the Company or any affiliate of the Company; (iii) any act or omission by Executive involving malfeasance or gross negligence in the performance of Executive's duties to the Company; or (iv) Executive otherwise wilfully fails to comply in any material respect with the terms of this Agreement or deviates in any material respect from any reasonable written policies or reasonable directives of the Board of Directors and, within 30 days after written notice from the Company of such failure or deviation, Executive has not corrected such failure.

(c) If Executive is entitled to severance payments hereunder, the Company shall pay Executive an additional amount (the "Supplemental Payment") equal to the product of A and B, where A is the Bonus that would have been paid to Executive under the terms of this Agreement for that fiscal year of the Company that includes Executive's date of termination (which shall be based on the Company's actual performance for that year), and B is a fraction, the numerator of which is the number of months in the applicable Payment Period and the denominator of which is 12. The Supplemental Payment, if any, shall be made at the time the Company is required to pay Bonus for the fiscal year of the Company that includes Executive's date of termination in accordance with the provisions for payment of Bonus in SECTION 5.

SECTION 14. Options to Purchase and Sell Common Stock.
(a) (i) If Executive's employment is terminated for any reason, the Company shall have an option to purchase all or any portion of Executive's shares of Common Stock (including any shares obtained or obtainable through the exercise of any option) at a purchase price equal to the Fair Market Value (as defined below), determined in accordance with Section 14(b) as of the date of such termination. The Company shall within 90 days of such date of termination give notice in writing to Executive of its election to exercise or not to exercise such option, which notice shall set forth the portion, if any, of Executive's shares of Common Stock that the Company elects to purchase (the “Acquired Interest”). The purchase of Executive's shares of Common Stock shall take place at the principal office of Ripplewood, currently at One Rockefeller Plaza, New York, New York on the date specified by the Company (not later than the later of the twentieth business day following the receipt by Executive of the required notice from the Company and the satisfaction of any legal requirements to the purchase of the Acquired Interest). The consideration for the purchase of the Acquired Interest shall be paid by delivery to Executive of a certified or bank check made payable to Executive or by wire transfer of immediately available funds to a bank account designated by Executive, within one business day after delivery of certificates or other instruments representing Executive's shares of Common Stock so purchased, appropriately endorsed by Executive, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature. The Company may assign its rights under this Section 14 to any person.

(ii) If Executive's employment is terminated by the Company for other than Good Cause, including a refusal to renew the Agreement by the Company, Executive shall have an option to sell to the Company all or any portion of Executive's shares of Common Stock purchased on the Closing Date (as defined in the Redemption, Stock Purchase and Recapitalization Agreement dated as of August 13, 1999, as amended, among PRIMEDIA Inc., a Delaware corporation, and the Company) at a purchase price equal to the Fair Market Value of such shares, determined in accordance with Section 14(b) as of the date of such termination; provided, that to the extent that the Board of Directors of the Company reasonably determines that such purchase, if made, would (x) cause the Company to be or remain in default under any agreements with lenders or financing sources, despite commercially reasonable efforts by the Company to obtain consents or amendments necessary to permit such purchase, or (y) conflict with the terms (including with respect to priority of payment) of the 15% Senior Exchangeable Preferred Stock Due 2011, par value $0.01 per share, of the Company, the Company shall be relieved of its obligations to make such purchase under this Section 14(a)(ii) while and to the extent such conditions continue to exist. Executive shall within 90 days of such date of termination give notice in writing to the Company of his election to exercise or not to exercise such option, which notice shall set forth the portion, if any, of Executive's shares of Common Stock that Executive elects to sell. The sale of Executive's shares of Common Stock shall take place at the principal office of Ripplewood, currently located at One Rockefeller Plaza, New York, New York, on the date specified by Executive (not later than the later of the twentieth business day following the receipt by the Company of the required notice from Executive and the satisfaction of any legal requirements to the sale of Executive's shares of Common Stock). The consideration for the sale of Executive's shares of Common Stock shall be paid by delivery to Executive of a certified or bank check made payable to Executive or by wire transfer of immediately available funds to a bank account designated by Executive, against delivery of certificates or other instruments representing Executive's shares of Common Stock so purchased, appropriately endorsed by Executive, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature.

(b)(i) If a determination of the Fair Market Value of any shares of Common Stock is required by this Agreement when there is no public trading market for shares of Common Stock, such "Fair Market Value" shall be such amount as is determined in good faith by the Company's Board of Directors as of the date such Fair Market Value is required to be determined hereunder. In making a determination of such Fair Market Value, the Company's Board of Directors shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its subsidiaries in recent periods, its potential value and that of its subsidiaries as a whole, its future prospects and that of its subsidiaries and the industries in which they compete, its history and management and that of its subsidiaries, the general condition of the securities markets and the fair market value of securities of privately owned companies (with transfer restrictions) engaged in businesses similar to those of the Company's, if any. The Fair Market Value as determined in good faith by the Company's Board of Directors shall be binding and conclusive upon Executive.

(ii) If a determination of the Fair Market Value of any shares of Common Stock is required by this Agreement when there is a public trading market for shares of Common Stock, such "Fair Market Value" shall mean the average daily closing sales price of shares of

Common Stock for the ten consecutive trading days preceding the date the Fair Market Value is required to be determined hereunder. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which shares of Common Stock are listed and admitted to trading, or, if not listed and admitted to trading on any such exchange, on the NASDAQ National Market System, or, if not quoted on the National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company's Board of Directors for that purpose.

SECTION 15. Termination; Survival. This Agreement shall terminate upon the termination of Executive’s employment by the Company. Notwithstanding the foregoing, Sections 11, 12, 14 and 16 and, if Executive's employment terminates in a manner giving rise to a payment under Section 13, Section 13 shall survive the termination of this Agreement.

SECTION 16. Miscellaneous.
(a) This Agreement shall inure to the benefit of and shall be binding upon Executive and his executor, administrator, heirs, personal representative and permitted assigns, and the Company and its successors and permitted assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

(b) This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Delaware, without regard to the conflicts of law principles of such State. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

(c) This Agreement constitutes the entire agreement between the Company and Executive with respect to Executive's employment by the Company, and supersedes all prior agreements, if any, whether written or oral, between them, relating to Executive's employment by the Company or any of its subsidiaries. All prior agreements between the Company or any of its subsidiaries and Executive with respect to Executive's employment by the Company or any of its subsidiaries shall terminate and be without further force or effect as of the execution of this Agreement; provided, however, that any award of any compensation or other benefits earned during the term of such agreement(s), including but not limited to Bonus for the year 2001, shall survive. Executive hereby releases the Company its subsidiaries and its affiliates from any claims or rights under such agreements, without any liability or other adverse consequence to the Company, its affiliates or its subsidiaries.

(d) All notices or other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telecopier, or one business day after it has been sent by a nationally recognized overnight courier, at the address for notices as follows:

(i) if to the Company,

WRC Media Inc. 512 Seventh Avenue New York, NY 10018 Attention: Chief Executive Officer Fax 212-768-2206

with a copy to:

Ripplewood Holdings L.L.C. One Rockefeller Plaza New York, NY 10020 Attention: Charles Laurey Fax 212-218-2778

(ii) if to Executive,

Mr. Ralph D. Caulo 4168 Kelso Blvd. Windermere, FL 34786 Facsimile:

Communications by telecopier also shall be sent concurrently by overnight courier, but shall in any event be effective the first business hour after confirmation of receipt by electronic transmission. Each party may from time to time change its address for notices under this Section 16(d) by giving at least five days' notice of such changed address to the other parties hereto.

(e) This Agreement maybe executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(f) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) No failure or delay by Executive or the Company in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by Executive and the Company.

(h) Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, non-performance, validity or breach of this

Agreement or otherwise arising out of, or in any way related to, this Agreement shall be determined, at the request of any party, by arbitration conducted in New York City, before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association, and any judgment or award rendered by the arbitrator shall be final, binding and unappealable, and any judgment may be entered by any state or Federal court having jurisdiction thereof. In its award the arbitrator shall allocate, in its discretion, among the parties to the arbitration all costs of the arbitration, including the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties.

(i) All amounts paid hereunder will be net of any applicable withholdings required by existing or future tax laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WRC MEDIA INC.,

By____________________________

  _____________________________
               RALPH D. CAULO